Bank of America ..

SECURITY AGREEMENT
(Multiple Use)

1_ THE SECURITY The undersigned MiMedx Group, Inc. (the "Pledgor") hereby assigns and grants to Bank of America, N A, its successors and assigns ("BANA"), and to Bank of America Corporation and its subsidiaries and affiliates (BANA and all such secured parties, collectively, the "Bank") a security interest in the following described property now owned or hereafter acquired by the Pledgor ("Collateral"):

(a) All accounts, letter of credit rights, payment intangibles, and all returned or repossessed goods which, on sale or lease, resulted in an account or chattel paper.
(b) All inventory, including all materials, work in process and finished goods, but excluding inventory of the Pledgor that is, or is contracted to be, in the possession of another person on a consignment arrangement and the Pledgor's rights in respect thereof
(c) All negotiable and nonnegotiable documents of title covering any Collateral described above
(d) All accessions, attachments and other additions to the Collateral described above, and all tools, parts and equipment used in connection with the Collateral.
(e) All substitutes or replacements for any Collateral described above, all cash or non- cash proceeds, product, rents and profits of any Collateral described above, all income, benefits and property receivable on account of the Collateral, all rights under warranties and insurance contracts covering the Collateral described above, letters of credit covering the Collateral described above, guaranties or other supporting obligations covering the Collateral described above, and any causes of action relating to the Collateral described above and all proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the Collateral described above and sums due from a third party which has damaged or destroyed the Collateral described above or from that party's insurer, whether due to judgment, settlement or other process.
(f) All books data and records pertaining to any Collateral described above whether in the form of a writing, photograph, microfilm or electronic media, including but not limited to any computer readable memory and any computer hardware or software necessary to process such memory ("Books and Records")

2 THE INDEBTEDNESS The Collateral secures and will secure all Indebtedness of the Pledgor to the Bank. Each party obligated under any Indebtedness is referred to in this Agreement as a "Debtor" "Indebtedness" means all debts, obligations or liabilities now or hereafter existing, absolute or contingent of the Debtor or any one or more of them to the Bank, whether voluntary or involuntary, whether due or not due, or whether incurred directly or indirectly or acquired by the Bank by assignment or otherwise Indebtedness shall include, without limitation, all obligations of the Debtor arising under any Swap Contract and any Treasury Services Contract, provided, that with respect to a Pledgor, "Indebtedness" secured by Collateral of such Pledgor shall not include obligations arising under any Swap Contract to which it is not party if, and to the extent that, all or a portion of the guaranty by such Pledgor to the Bank of, or the grant by such Pledgor of a security interest to the Bank to secure, such Swap Contract, would violate the Commodity Exchange Act by virtue of such Pledgor's failure to constitute an "eligible contract participant" as defined in the Commodity Exchange Act at the time such guaranty or grant of such security interest becomes effective with respect to such Swap Contract "Commodity Exchange Act" means 7 U S C Section i et seq, as amended from time to time, any successor statute, and any rules, regulations and orders applicable thereto     "Swap Contract" means any interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, securities puts, calls, collars, options or forwards or any combination of, or option with respect to, these or similar transactions now or hereafter entered into between the Debtor and the Bank "Treasury Services Contract" means any contract between the Debtor and the Bank covering treasury management services, including, but not limited to, intraday credit, Automated Clearing House (ACH) services, foreign exchange services, daylight overdrafts, corporate credit card programs, wire transfers, electronic funds transfers, electronic trade services, controlled disbursement and zero balance arrangements.

3 PLEDGOR'S COVENANTS The Pledgor represents, covenants and warrants that unless compliance is waived by the Bank in writing.
(a) The Pledgor will properly preserve the Collateral, defend the Collateral against any adverse claims and demands, and keep accurate Books and Records
(b) The Pledgor resides (if the Pledgor is an individual), or the Pledgor’s chief executive office (if the Pledgor is not an individual) is located, in the state specified on the signature page hereof. In addition, the Pledgor (if not an individual or other unregistered entity), is incorporated in or organized under the laws of the state specified on such signature page. The Pledgor shall give the Bank at least thirty (30) days notice before changing its residence or its chief executive office or state of incorporation or organization. The Pledgor will notify the Bank in writing prior to any change in the location of any collateral, including the Books and Records
(c) The Pledgor will notify the Bank in writing prior to any change in the Pledgor's name, identity or business structure
(d) Unless otherwise agreed, the Pledgor has not granted and will not grant any security interest in any of the Collateral except to the Bank, and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature except the security interest of the Bank and hens permitted under Section 8.7 of the Loan Agreement between Pledgor and Bank of even date herewith.
(e) The Pledgor will promptly notify the Bank in writing of any event which materially and adversely affects the value of the Collateral, the ability of the Pledgor or the Bank to dispose of the Collateral, or the rights and remedies of the Bank in relation thereto, including, but not limited to, the levy of any legal process against any Collateral and the adoption of any marketing order, arrangement or procedure affecting the Collateral, whether governmental or otherwise
(f) The Pledgor shall pay all costs reasonably necessary to preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales, and any costs to perfect the Bank's security interest (collectively, the "Collateral Costs") Without waiving the Pledgor's default for failure to make any such payment, the Bank at its option may pay any such Collateral Costs, and discharge encumbrances on the Collateral, and such Collateral Costs payments shall be a part of the Indebtedness and bear interest at the rate set out in the Indebtedness The Pledgor agrees to reimburse the Bank within 30 days of demand for any Collateral Costs so incurred
(g) Until the Bank exercises its rights to make collection, the Pledgor will diligently collect all Collateral
(h) If any Collateral is or becomes the subject of any registration certificate, certificate of deposit or negotiable document of title, including any warehouse receipt or bill of lading, the Pledgor shall promptly deliver such document to the Bank, together with any necessary endorsements
(i) The Pledgor will not sell, lease, agree to sell or lease, or otherwise dispose of any Collateral except with the prior written consent of the Bank; provided, however, that the Pledgor may sell inventory m the ordinary course of business.
(j) The Pledgor will maintain and keep in force all risk insurance covering the Collateral against fire, theft, liability and extended coverages (Including without limitation windstorm coverage, and hurricane coverage as applicable), to the extent that any Collateral Is of a type which can be so Insured Such Insurance shall be in form, amounts, coverages and basis reasonably acceptable to the Bank, shall require losses to be paid on a replacement cost basis, shall be issued by Insurance companies acceptable to the Bank and include a loss payable endorsement m favor of the Bank in a form acceptable to the Bank. Upon the request of the Bank, the Pledgor will deliver to the Bank a copy of each insurance policy, or, if permitted by the Bank, a certificate of insurance listing all insurance in force.

4 ADDITIONAL OPTIONAL REQUIREMENTS The Pledgor agrees that the Bank may at its option at any time, whether or not a default has occurred under Section 5 of this Agreement (except with respect to clause (d) below, which requirement shall only be required if a default has occurred and is continuing under Section 5 of this Agreement)
(a) Require the Pledgor to deliver to the Bank (i) copies of or extracts from the Books and Records, and (II) Information on any contracts or other matters affecting the Collateral
(b) Examine the Collateral, including the Books and Records, and make copies of or extracts from the Books and Records, and for such purposes enter at any reasonable time upon the property where any Collateral or any Books and Records are located
(c) Require the Pledgor to deliver to the Bank any instruments, chattel paper or letters of credit which are part of the Collateral, and to assign to the Bank the proceeds of any such letters of credit.
(d) Notify any account debtors, any buyers of the Collateral, or any other persons of the
Bank's interest in the Collateral.

5 DEFAULTS Any one or more of the following shall be a default hereunder
(a) Any Indebtedness is not paid when due, or any default occurs under any agreement relating to the Indebtedness, after giving effect to any applicable grace or cure periods
(b) The Pledgor breaches any term, provision, warranty or representation under this Agreement, or under any other obligation of the Pledgor to the Bank, and such breach remains uncured after any applicable cure period.
(c) The Bank falls to have an enforceable first lien (except for any prior hens to which the
Bank has consented in writing) on or security Interest in the Collateral
(d) Any custodian, receiver or trustee is appointed to take possession, custody or control of all or a substantial portion of the property of the Pledgor or of any guarantor or other party obligated under any Indebtedness
(e) The Pledgor or any guarantor or other party obligated under any Indebtedness becomes Insolvent, or is generally not paying or admits m writing its inability to pay its debts as they become due, fails m business, makes a general assignment for the benefit of creditors, dies, or commences any case, proceeding or other action under any bankruptcy or other law for the relief of, or relating to, debtors
(f) Any case, proceeding or other action is commenced against the Pledgor or any guarantor or other party obligated under any Indebtedness under any bankruptcy or other law for the relief of, or relating to, debtors
(g) Any Involuntary hen of any kind or character attaches to any Collateral, except for liens for taxes not yet due
(h) The Pledgor has given the Bank any materially false or misleading information or representations

6 BANK'S REMEDIES AFTER DEFAULT. In the event of the occurrence and continuance of any default under Section 5 of this Agreement, the Bank may do any one or more of the following, to the extent permitted by law so long as such default is continuing hereunder
(a) Declare any Indebtedness Immediately due and payable, without notice or demand.
(b) Enforce the security interest given hereunder pursuant to the Uniform Commercial Code and any other applicable law
(c) Enforce the security Interest of the Bank in any deposit account of the Pledgor maintained with the Bank by applying such account to the Indebtedness
(d) Require the Pledgor to obtain the Bank's prior written consent to any sale, lease, agreement to sell or lease, or other disposition of any Collateral consisting of Inventory, other than in the ordinary course of business
(e) Require the Pledgor to segregate all collections and proceeds of the Collateral so that they are capable of Identification and deliver daily such collections and proceeds to the Bank in kind.
(f) Require the Pledgor to direct all account debtors to forward all payments and proceeds of the Collateral to a post office box under the Bank's exclusive control.
(g) Require the Pledgor to assemble the Collateral, Including the Books and Records, and make them available to the Bank at Pledgor's principal place of business
(h) Enter upon the property where any Collateral, Including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities) and any of the Pledgor's equipment, if the Bank deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral
(i) Demand and collect any payments on and proceeds of the Collateral In connection therewith the Pledgor irrevocably authorizes the Bank to endorse or sign the Pledgor's name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to the Pledgor and remove therefrom any payments and proceeds of the Collateral
(j) Grant extensions and compromise or settle claims with respect to the Collateral for less than face value, all without prior notice to the Pledgor
(k) Have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral. The Pledgor hereby consents to the appointment of such a receiver and agrees not to oppose any such appointment
(I) Take such measures as the Bank may reasonably deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and the Pledgor hereby Irrevocably constitutes and appoints the Bank as the Pledgor's attorney-in-fact to perform all acts and execute all documents in connection therewith during the continuance of a default under Section 5 of this Agreement

(m) Without notice or demand to the Pledgor, set off and apply against any and all of the Indebtedness any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness, at any time held or owning by the Bank or any of the Bank's agents or affiliates to or for the credit of the account of the Pledgor or any guarantor or endorser of the Pledgor's Indebtedness.
(n) Exercise any other remedies available to the Bank at law or in equity

7 MISCELLANEOUS
(a) Any waiver, express or implied, of any provision hereunder and any delay or failure by the Bank to enforce any provision shall not preclude the Bank from enforcing any such provision thereafter
(b) The Pledgor shall, at the request of the Bank, execute such other agreements, documents, Instruments, or financing statements in connection with this Agreement as the Bank may reasonably deem necessary
(c) All notes, security agreements, subordination agreements and other documents executed by the Pledgor or furnished to the Bank in connection with this Agreement must be in form and substance reasonably satisfactory to the Bank
(d) This Agreement is governed by and shall be Interpreted according to federal law and the laws of Georgia If state or local law and federal law are inconsistent, or if state or local law is preempted by federal law, federal law governs If the Bank has greater rights or remedies under federal law, whether as a national bank or otherwise, this paragraph shall not be deemed to deprive the Bank of such rights and remedies as may be available under federal law Jurisdiction and venue for any action or proceeding to enforce this Agreement shall be the forum appropriate for such action or proceeding against the Pledgor, to which Jurisdiction the Pledgor Irrevocably submits and to which venue the Pledgor waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith
(e) All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy
(f) All terms not defined herein are used as set forth in the Uniform Commercial Code
(g) In the event of any action by the Bank to enforce this Agreement or to protect the security Interest of the Bank in the Collateral, or to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral after the occurrence and continuance of a default under Section 5 of this Agreement, the Pledgor agrees to pay immediately the reasonable costs and expenses thereof incurred, together with reasonable attorneys' fees actually incurred, and allocated reasonable costs for In-house legal services to the extent permitted by law
(h) In the event the Bank seeks to take possession of any or all of the Collateral by judicial process after the occurrence and continuance of a default under Section 5 of this Agreement, the Pledgor hereby Irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action
(i) This Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between the Bank and the Pledgor shall be closed at any time, shall be equally applicable to any new transactions thereafter
(j) The Bank's rights hereunder shall inure to the benefit of its successors and assigns. In the event of any assignment or transfer by the Bank of any of the Indebtedness or the Collateral, the Bank thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but the Bank shall retain all rights and powers hereby given with respect to any of the Indebtedness or the Collateral not so assigned or transferred All representations, warranties and agreements of the Pledgor if more than one are joint and several and all shall be binding upon the personal representatives, heirs, successors and assigns of the Pledgor
(k) As stated in the preamble to this Agreement, the secured parties covered by this Agreement Include BANA as well as Bank of America Corporation and its subsidiaries and affiliates such secured parties are collectively referred to as the "Bank." If, from time to time, any of the Indebtedness covered by this Agreement Includes obligations to entities other than BANA, then BANA shall act as collateral agent for itself and all such other secured parties. Any financing statements, control agreements and other steps taken to perfect the security interests under this Agreement may be made solely in the name of BANA, without expressly disclosing SANA's role as collateral agent. Unless the context otherwise requires, each reference to "Bank" in this Agreement shall refer to each secured party covered by this Agreement. Any enforcement actions under this Agreement will be taken by BANA as collateral agent, unless otherwise agreed by BANA and one or more of the other secured parties BANA shall have the right to apply proceeds of the Collateral against debts, obligations or liabilities constituting all or part of the Indebtedness in such order as BANA may determine in its sole discretion, unless otherwise agreed by BANA and one or more of the other secured parties

8. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

9. Waiver of Notice for Immediate Writ of Possession. Pledgor hereby acknowledges that the Indebtedness arises out of a "commercial transaction" as that term IS defined in the 0 C G.A. Sec. 44-i4-260 (i) concerning foreclosure of mortgages on personalty, and agrees that if a default under Section 5 of this Agreement has occurred and is continuing, Bank shall have the right to an immediate writ of possession Without notice of hearing, and Pledgor hereby knowingly and intelligently waives any and all rights i!may have to any notice and posting of a bond prior to seizure by Bank, its transferees, assigns or successors in interest of the Collateral or any portion thereof. The foregoing is intended by Pledgor as a "waiver" as that term is defined in the 0 C G A Sec 44-i4-260 (3) relating to foreclosure of mortgages on personalty

The parties executed this Agreement as of May 17, 2013 1ntend1ng to create an Instrument executed under seal.

BANK OF AMERICA, N A

Ref# 1001218067 ·MIMEDXGroup, Inc
Security Agreement (Multiple Use)

Address for Not1ces: Doc Retent1on - GCF M01-800-08-11
800 Market Street, 8th Floor
St. LOUIS, MO 63101-2510

Pledgor’s Location (principal residence, if the Pledgor is an individual, chief executive office, if
the Pledgor is not an individual)

60 Chastain Center Boulevard, Suite 60
Kennesaw, GA 30144

Pledgor's state of incorporation
or organization (1f Pledgor IS a corporation, partnership,
limited liability company or other registered entity) Florida

Mailing Address (if different from above).

Ref# 1001218067 -MIMEDXGroup, Inc